UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)

On January 30, 2009, the Board of Directors (the “Board”) of ICU Medical, Inc. (the “Company”) amended and restated the Company’s Code of Business Conduct and Ethics for Directors and Officers (the “Code of Business Conduct”).  A copy of the Code of Business Conduct is attached as Exhibit 14.1 hereto and is also available at the Company’s website at www.icumedical.com on the “Corporate Governance” page in the “Investors” section.

The Code of Business Conduct was amended and supplemented to: (i) clarify the process for seeking waivers of certain provisions; (ii) clarify that the Board and the Company’s Nominating/Corporate Governance Committee have the responsibility of interpreting the Code of Business Conduct; (iii) establish a pre-approval process for activities involving potential conflicts of interest; (iv) revise and clarify the procedure for reporting violations, including, but not limited to, anonymous reporting procedures for concerns related to the Company’s accounting, internal controls or auditing matters; (v) clarify the expectations regarding the basic principals of the Code of Business Conduct; (vi) clarify that the Code of Business Conduct prohibits trading in violation of securities laws; (vii) clarify the expectations regarding the conduct of our business, including dealings with customers, employees and competitors; and (viii) make additional technical, administrative and other non-substantive revisions.

The foregoing description of the amendments to the Code of Business Conduct is qualified in its entirety by reference to the complete text of the Code of Business Conduct, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibit	Description
14.1	Code of Business Conduct and Ethics for Directors and Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: February 5, 2009	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
14.1	Code of Business Conduct and Ethics for Directors and Officers.